As filed with the Securities and Exchange Commission on March 27, 2001
                                                Registration No. 333-___________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               MOTHERS WORK, INC.
             (Exact Name of Registrant as Specified in its Charter)

                 DELAWARE                                13-3045573
     (State or Other Jurisdiction of                 (I.R.S. Employer
      Incorporation or Organization)               Identification Number)

             456 North 5th Street, Philadelphia, Pennsylvania 19123
                          (Address, including zip code,
                         of principal executive offices)

                             1987 STOCK OPTION PLAN
                            (Full title of the plans)

                         Rebecca C. Matthias, President
                              456 North 5th Street
                        Philadelphia, Pennsylvania 19123
                     (Name and address of agent for service)

                                 (215) 873-2200
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                      Proposed                 Proposed
   Title of Securities         Amount to Be    Maximum Offering Price      Maximum Aggregate           Amount of
    to Be Registered          Registered (1)        Per Share (2)         Offering Price (2)       Registration Fee
-------------------------------------------------------------------------------------------------------------------
Common Stock, par value       250,000 shares           $7.50                  $1,875,000                $468.75
  $.01 per share
===================================================================================================================

(1) Pursuant to Rule 416(b), there shall also be deemed covered hereby such additional securities as may result from anti-dilution adjustments under the 1987 Stock Option Plan, as Amended and Restated (the "1987 Stock Option Plan").
(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee.

                                EXPLANATORY NOTE

     Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed in order to register 250,000 additional shares of Common Stock, par value $.01 per share (the "Common Stock"), of Mothers Work, Inc. (the "Company"), with respect to the currently effective Registration Statements on Form S-8 of the Company relating to a certain employee benefit plan of the Company.

     The contents of the Registration Statement on Form S-8 as filed on June 17, 1993, Registration No. 33-64580, as the same may be hereafter amended, the contents of the Registration Statement on Form S-8 as filed on February 27, 1995, Registration No. 33-89726, as the same may be hereafter amended, the contents of the Registration Statement on Form S-8 as filed on March 18, 1996, Registration No. 333-02404, as the same may be hereafter amended, and the contents of Registration Statement on Form S-8 as filed on July 21, 1998, Registration No. 333-59529, as the same may be hereafter amended, are incorporated by reference into this Registration Statement.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.  Interests of Named Experts and Counsel.

     The validity of the Common Stock registered hereunder has been passed upon for the Company by Pepper Hamilton LLP. Elam M. Hitchner, III, a partner of Pepper Hamilton LLP and a member of the Company's Board of Directors, owns 40,500 shares of Common Stock and options to purchase an additional 16,000 shares of Common Stock.

Item 8.  Exhibits.

   Exhibit No.                            Description
   -----------                            -----------
       4.1                Amendment to 1987 Stock Option Plan
       5.1                Opinion of Pepper Hamilton LLP
       23.1               Consent of Independent Public Accountants
       23.2               Consent of Pepper Hamilton LLP (Included in Exhibit 5)
       24.1               Power of Attorney (See Signature Page at pages 4-5)




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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Philadelphia, Pennsylvania, on March 26, 2001.

                                     MOTHERS WORK, INC.

                                     By: /s/ DAN W. MATTHIAS
                                         --------------------------------------
                                         Dan W. Matthias
                                         Chairman of the Board and
                                         Chief Executive Officer (the principal
                                         executive officer)


                                     By: /s/ MICHAEL F. DEVINE, III
                                         --------------------------------------
                                         Michael F. Devine, III
                                         Chief Financial Officer and
                                         Vice President - Finance (the principal
                                         financial officer and the principal
                                         accounting officer)

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dan W. Matthias and Rebecca C. Matthias, and each or any of them, his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on March 26, 2001 in the capacities indicated.

                                    /s/ DAN W. MATTHIAS
                                    -------------------------------------------
                                    Dan W. Matthias
                                    Chairman of the Board and Chief Executive
                                    Officer (the principal executive officer)

                                    /s/ REBECCA C. MATTHIAS
                                    -------------------------------------------
                                    Rebecca C. Matthias
                                    President, Chief Operating Officer and
                                    Director

                                    /s/ MICHAEL F. DEVINE, III
                                    -------------------------------------------
                                    Michael F. Devine, III
                                    Chief Financial Officer and Vice President -
                                    Finance (the principal financial officer
                                    and the principal accounting officer)

                                    /s/ VERNA K. GIBSON
                                    -------------------------------------------
                                    Verna K. Gibson
                                    Director

                                    /s/ JOSEPH A. GOLDBLUM
                                    -------------------------------------------
                                    Joseph A. Goldblum
                                    Director

                             [EXECUTIONS CONTINUED]

                                    /s/ ELAM M. HITCHNER,III
                                    -------------------------------------------
                                    Elam M. Hitchner, III
                                    Director

                                    /s/ WILLIAM A. SCHWARTZ, JR.
                                    -------------------------------------------
                                    William A. Schwartz, Jr.
                                    Director

                                    /s/ STANLEY C. TUTTLEMAN
                                    -------------------------------------------
                                    Stanley C. Tuttleman
                                    Director



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